UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2016

SOUTHWEST AIRLINES CO.

(Exact name of registrant as specified in its charter)

Texas	1-7259	74-1563240
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 36611, Dallas, Texas		75235-1611
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 792-4000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)	The Annual Meeting of Shareholders of Southwest Airlines Co. (the “Company”) was held in Chicago, Illinois on Wednesday, May 18, 2016.

(b)	The following matters were voted on by the Company’s Shareholders at the Annual Meeting and received the following votes:

1.	Proposal 1 – Election of eleven Directors for terms expiring at the 2017 Annual Meeting of Shareholders:

NOMINEE	VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON- VOTES
David W. Biegler	487,938,128	5,866,097	2,223,138	83,013,493
J. Veronica Biggins	488,117,706	5,715,336	2,194,321	83,013,493
Douglas H. Brooks	488,267,611	5,576,118	2,183,634	83,013,493
William H. Cunningham	479,672,601	11,454,907	4,899,855	83,013,493
John G. Denison	488,020,560	6,274,263	1,732,540	83,013,493
Thomas W. Gilligan	488,050,322	5,817,051	2,159,990	83,013,493
Gary C. Kelly	475,896,671	16,971,894	3,158,798	83,013,493
Grace D. Lieblein	488,186,611	5,609,642	2,231,110	83,013,493
Nancy B. Loeffler	485,970,309	7,845,275	2,211,779	83,013,493
John T. Montford	484,664,329	9,215,110	2,147,924	83,013,493
Ron Ricks	487,302,107	7,242,621	1,482,635	83,013,493

2.	Proposal 2 – An advisory (non-binding) vote to approve the compensation of the Company’s named executive officers:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON- VOTES
469,313,233	24,918,345	1,795,785	83,013,493

3.	Proposal 3 – A proposal to ratify the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2016:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON- VOTES
569,799,104	7,387,568	1,854,184	0

4.	Proposal 4 – An advisory (non-binding) vote on a shareholder proposal to adopt a shareholder proxy access bylaw:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON- VOTES
340,818,458	151,905,368	3,303,537	83,013,493

(c)	Not applicable.

(d)	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 20, 2016	By:	/s/ Mark R. Shaw
Senior Vice President, General Counsel, & Corporate Secretary